EXHBIIT 23.2



             Independent Auditors' Report on Schedule and Consent



The Board of Directors
ZiLOG, Inc.


The audits referred to in our report dated February 3, 2003, included the related consolidated financial statement schedule as of December 31, 2002 and 2001, and for the eight months ended December 31, 2002, the four months ended April 30, 2002, and the year ended December 31, 2001. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report dated February 3, 2003 with respect to the consolidated balance sheets of ZiLOG, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the eight months ended December 31, 2002, the four months ended April 30, 2002, and the year ended December 31, 2001 and the related consolidated financial statement schedule included herein and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.

Our report dated February 3, 2003, contains two explanatory paragraphs. The first paragraph states that effective as of January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. The second paragraph states that the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code became effective on May 13, 2002; however, for financial reporting purposes the effective date of the reorganization is considered to be April 30, 2002. As a result of the adoption of "fresh-start" reporting in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, the consolidated financial statements as of and for the eight months ended December 31, 2002 are presented on a different reporting basis than the periods before the emergence from bankruptcy, and are therefore not comparable.

/s/ KPMG LLP

Mountain View, California
June 25, 2003